                       SECURITIES AND EXCHANGE COMMISSION
          -----------------------------------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                October 23, 2003


                             NORTEL NETWORKS LIMITED
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)





             CANADA                   000-30758                62-12-62580
  ----------------------------       ------------          -------------------
  (State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)             File Number)          Identification No.)







  8200 Dixie Road, Suite 100, Brampton, Ontario, Canada             L6T 5P6
  -----------------------------------------------------            ----------
  (address of principal executive offices)                         (Zip code)


  Registrant's telephone number, including area code (905) 863-0000.

ITEM 5. OTHER EVENTS

On October 23, 2003 Nortel Networks Corporation issued preliminary financial results for the third quarter of 2003. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

Nortel Networks Corporation also announced that it intends to restate its financial results for 2000, 2001 and 2002 and the first and second quarters of 2003, as a result of its comprehensive asset and liability review and other related reviews (as more fully described below) which are still ongoing. While the work is not complete, Nortel Networks Corporation currently expects that the principal impacts of the restatements will be: a reduction in previously reported net losses for 2000, 2001 and 2002; and an increase in shareholders' equity and net assets previously reported on Nortel Networks Corporation's balance sheet as at June 30, 2003. None of the adjustments are expected to have any impact on cash balance as at June 30, 2003 nor does Nortel Networks Corporation expect the adjustments to impact its forward business operations.

The results reported by Nortel Networks Corporation are unaudited, preliminary in nature and therefore subject to change. Nortel Networks Corporation is only releasing preliminary selected results for the third quarter of 2003 at this time pending the completion of its comprehensive asset and liability review and related reviews, which may impact such results and will impact prior period results, including the first two quarters of 2003. Nortel Networks Corporation plans to file with the relevant regulatory authorities its unaudited financial statements, prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and Canadian generally accepted accounting principles ("Canadian GAAP"), for the third quarter of 2003 within the periods permitted for timely filings (mid-November 2003 in the United States and late November 2003 in Canada). At such time, Nortel Networks Corporation will also announce the impact of the foregoing on its year to date results. Restated financial statements for the other relevant periods are expected to be filed at the earliest possible time in the fourth quarter of 2003.

OVERVIEW OF THIRD QUARTER 2003 PRELIMINARY RESULTS

Revenues were US$2.27 billion for the third quarter of 2003. Nortel Networks Corporation reported net earnings in the third quarter of 2003 of approximately US$179 million, or approximately US$0.04 per common share on a diluted basis.

Net earnings in the third quarter of 2003 included US$70 million of special charges related to restructuring activities; approximately US$56 million of net earnings from discontinued operations - net of tax; and aggregate charges of approximately US$48 million for the amortization of acquired technology and deferred stock option compensation associated with acquisitions. Nortel Networks Corporation's results also included a benefit of approximately US$98 million related to changes in ownership of certain European operations and an US$67 million benefit related to the completion of a customer contract settlement.

REVENUES BY SEGMENT

In the third quarter of 2003, Wireless Networks revenues were US$1.01 billion, Enterprise Networks revenues were US$579 million, Wireline Networks revenues were US$440 million and Optical Networks revenues were US$245 million.

REVENUES BY GEOGRAPHIC REGION

In the third quarter of 2003, revenues in the United States were US$1.14 billion, revenues in the Europe, Middle East and Africa region were US$545 million, revenues in Canada were US$127 million and Other regions were US$457 million.

GROSS MARGIN

Gross margin for the third quarter of 2003 was approximately 52 percent of sales and included a US$52 million benefit related to the gross margin component of the completion of a customer contract settlement. Margins in the quarter were favorably impacted by ongoing cost reduction programs, product mix and higher software sales associated with certain purchases in the quarter.

EXPENSES

Selling, general and administrative expenses were approximately US$485 million, and research and development expenses were approximately US$485 million, in the third quarter of 2003.

CASH

Cash balance at the end of the third quarter of 2003 was approximately US$3.6 billion which was down from approximately US$4.2 billion at the end of the second quarter of 2003. The reduction in cash from the end of the second quarter was primarily driven by a scheduled debt repayment of US$164 million, voluntary pension contributions of US$162 million, cash payments for restructuring of US$107 million, and the purchase of the remaining ownership interests in certain European operations for US$47 million.

DISCONTINUED OPERATIONS

Nortel Networks Corporation reported net earnings from discontinued operations of US$56 million, which primarily reflected gains from the settlement of certain receivables and a note owing to Nortel Networks Corporation.

UPDATE ON COMPREHENSIVE ASSET AND LIABILITY REVIEW

In 2001, Nortel Networks Corporation entered into an unprecedented period of business realignment in response to a significant adjustment in the telecommunications industry. Industry demand for networking equipment dramatically declined in response to the industry adjustment, severe economic downturns in various regions around the world and a tightening in the global capital markets. Nortel Networks Corporation implemented a company-wide restructuring work plan to streamline its operations and activities around core markets and operations which included significant workforce reductions, global real estate closures and dispositions, substantial write-downs of its capital assets and intangible assets and extensive contract settlements with customers and suppliers around the world. As a result of these actions, Nortel Networks Corporation's workforce declined from approximately 94,500 at January 1, 2001 to approximately 35,500 at September 30, 2003. Over the same time period, Nortel Networks Corporation reduced its facilities from over 700 to approximately 250 locations (a reduction of approximately 20 million square feet). Nortel Networks Corporation previously reported aggregate net losses of approximately US$31 billion in 2001 and 2002.

With a period of relative stability beginning to take hold for Nortel Networks Corporation in 2003, as previously announced Nortel Networks Corporation initiated a comprehensive review and analysis of its assets and liabilities. As indicated above, the final outcome of the comprehensive review and related reviews will result in the restatement of Nortel Networks Corporation's financial results for 2000, 2001 and 2002 and the first and second quarters of 2003.

As part of its preliminary findings arising from the comprehensive review, Nortel Networks Corporation has determined that approximately US$900 million of liabilities (including accruals and provisions) carried on its previously reported balance sheet as at June 30, 2003 will be released into prior periods in the restatements. The analysis undertaken to date has indicated that these provisions were either recorded incorrectly in prior periods or not properly released, or adjusted for changes in estimates, in the appropriate periods. In certain cases, costs were incorrectly charged to operations rather than to the appropriate provisions. Certain provisions related to Nortel Networks Corporation's restructuring work plan actions and contract and other accruals were recorded in excess of the amounts that now have been determined would have been appropriate at the time of recording. The liabilities in question represented approximately 7 percent of total liabilities on Nortel Networks Corporation's previously reported balance sheet as at June 30, 2003. In addition, Nortel Networks Corporation expects to reduce its net deferred income tax assets by approximately US$160 million representing the impact of related and other liability adjustments. Nortel Networks Corporation's income statements will also be affected by foreign exchange adjustments.

Related reviews identified that aggregate revenue of approximately US$92 million recognized in 2000, 2001, 2002 and the first and second quarters of 2003 related to certain contracts should have been deferred to later periods. These revenue adjustments represent approximately 0.2 percent of Nortel Networks Corporation's aggregate previously reported revenue of approximately US$60.7 billion for these periods. These revenue adjustments represent amounts (known as unadjusted differences) which had been identified in prior periods and which had not been deemed to be material in the relevant prior periods.

Nortel Networks Corporation will be initiating an independent review to examine the facts and circumstances leading to the need to restate Nortel Networks Corporation's financial statements for the relevant periods and to consider appropriate improvements to processes and procedures.

The financial results of the Registrant, Nortel Networks Corporation's principal operating subsidiary, are fully consolidated into Nortel Networks Corporation's results. The Registrant's financial statements, which are prepared in accordance with U.S. GAAP and Canadian GAAP, will also be restated as a result of the comprehensive asset and liability review and other related reviews. The Registrant's preferred shares are publicly traded in Canada.

Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the completion of the comprehensive review and the release of financial results and issuance of restated financial statements for 2000, 2001 and 2002 and the first and second quarters of 2003; the severity and duration of the industry adjustment and the continued reductions in spending by our customers; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; negative impacts on our gross margins; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the dependence on our subsidiaries for funding; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development and our ability to predict market demand for particular products; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of our purchase contracts; the impact of the New York Stock Exchange minimum listing requirements and the proposed consolidation of our common shares; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation and intellectual property disputes. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q and Form 10-K filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, the Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                           NORTEL NETWORKS CORPORATION
 PRELIMINARY CONSOLIDATED RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                                  (UNAUDITED)
              (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                        THREE MONTHS ENDED
                                                                      SEPTEMBER 30, 2003 (1)
                                                                      ----------------------

Revenues................................................................      $2,274
Cost of revenues (2)....................................................       1,089
                                                                              ------
Gross profit............................................................       1,185

Selling, general and administrative expense (2).........................         485
Research and development expense (2)....................................         485
Amortization of acquired technology.....................................          33
Deferred stock option compensation......................................          15
Special charges.........................................................          70
Gain on sale of businesses..............................................         (20)
                                                                              ------
Operating earnings......................................................         117

Other income - net......................................................         100

Interest expense
     Long-term debt.....................................................         (43)
     Other..............................................................          (2)
                                                                              ------
Earnings from continuing operations before income taxes.................         172
Income tax provision....................................................         (24)
                                                                              ------
                                                                                 148
Minority interests - net of tax.........................................         (20)
Equity in net loss of associated companies - net of tax.................          (5)
                                                                              ------
Net earnings from continuing operations.................................         123

Net earnings from discontinued operations - net of tax..................          56
                                                                              ------
Net earnings............................................................      $  179
                                                                              ======

Basic earnings per common share (3)
   - from continuing operations.........................................      $ 0.03
   - from discontinued operations ......................................      $ 0.01
                                                                              ------
Basic earnings per common share (3)  ...................................      $ 0.04
                                                                              ======

Diluted earnings per common share
   - from continuing operations.........................................      $ 0.03
   - from discontinued operations ......................................      $ 0.01
                                                                              ------
Diluted earnings per common share ......................................      $ 0.04
                                                                              ======

Weighted average number of common shares (millions)
          - basic (3)...................................................       4,336
          - diluted.....................................................       4,540


(1) The preliminary consolidated results for the three months ended September 30, 2003 are unaudited, preliminary in nature and therefore subject to change. The Company is only releasing preliminary selected results for the third quarter of 2003 at this time pending the completion of its comprehensive asset and liability review and related reviews and the restatement of financial results for 2000, 2001 and 2002 and the first and second quarters of 2003. Such restatements may impact these preliminary unaudited results for the three months ended September 30, 2003 and will impact prior period results including the first two quarters of 2003. The Company plans to file with the relevant regulatory authorities its unaudited financial statements, prepared in accordance with U.S. GAAP and Canadian GAAP, for the third quarter of 2003 within the periods permitted for timely filings (mid-November 2003 in the United States and late November 2003 in Canada). Restated financial statements for the other relevant periods are expected to be filed at the earliest possible time in the fourth quarter of 2003.

(2) Effective January 1, 2003, Nortel Networks adopted prospectively the fair value accounting for stock options. The stock option expense for the three months ended September 30, 2003 was $7.

(3) The basic weighted average number of common shares included the minimum number of common shares to be issued upon settlement of the prepaid forward purchase contracts issued on June 12, 2002. The minimum number of common shares to be issued on a weighted basis for the three months ended September 30, 2003 was 366 (in millions).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Nortel Networks Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NORTEL NETWORKS LIMITED


                                   By:   /s/ DOUGLAS C. BEATTY
                                         --------------------------------------
                                         Douglas C. Beatty
                                         Chief Financial Officer


                                   By:   /s/ BLAIR F. MORRISON
                                         --------------------------------------
                                         Blair F. Morrison
                                         Assistant Secretary



Dated: October 24, 2003